                                                                    EXHIBIT 23.1

                         Consent of Arthur Andersen LLP

        As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


Seattle, Washington
September 11, 2000



                                            /s/ Arthur Andersen LLP